Execution Version
SUPPORT AGREEMENT
SUPPORT AGREEMENT, dated as of November 1, 2022 (this “Agreement”), among Voya Financial, Inc., a Delaware corporation (“Parent”), Origami Squirrel Acquisition Corp, a Delaware corporation and an indirect wholly owned Subsidiary of Parent (“Merger Sub”), Benefitfocus, Inc., a Delaware corporation, a Delaware corporation (“Company”) and Indaba Capital Management, L.P. (the “Stockholder”). Parent, Merger Sub, Company and the Stockholder are each sometimes referred to herein as a “Party” and collectively, as the “Parties.” Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement (as defined below).
WHEREAS, as of the date hereof, the Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of Common Shares, Preferred Shares (the Common Shares together with the Preferred Shares, the “Shares”), Company Options and Company RSUs (such record and beneficial ownership, to “Own”, be the “Owner” of or be “Owned” by), if any, in each case set forth on Schedule A (all such Shares, Company Options and Company RSUs set forth on Schedule A next to the Stockholder’s name, together with any Shares, Company Options, Company RSUs or any other securities of the Company that are issued to or otherwise directly or indirectly acquired by the Stockholder prior to the valid termination of this Agreement in accordance with Section 5.1, including, for the avoidance of doubt, any Shares as to which the Stockholder acquires beneficial ownership after the date hereof and prior to the Effective Time, including any Shares acquired by purchase, stock dividend, distribution, stock split, split-up, merger, consolidation, reorganization, recapitalization, combination or similar transaction or issued upon the exercise of any options, warrants, the conversion of any convertible securities, pursuant to the settlement of any restricted stock, or otherwise, being referred to herein as the “Subject Shares”);
WHEREAS, concurrently with the execution hereof, Parent, Merger Sub and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, but only if amended in accordance with the terms thereof and hereof and excluding any Prohibited Amendment (as defined below), as applicable, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a Wholly Owned Subsidiary of Parent on the terms and subject to the conditions set forth in the Merger Agreement;
WHEREAS, as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, the Stockholder, with respect to the Subject Shares, and the Company have agreed to enter into this Agreement; and
WHEREAS, the Company Board has, prior to the execution of the Agreement, unanimously approved the Merger Agreement, the Merger and this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub, Company and the Stockholder hereby agree as follows:
ARTICLE I
AGREEMENT TO VOTE
Section 1.1    Agreement to Vote.

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    (a)    Subject to the terms of this Agreement, the Stockholder hereby irrevocably and unconditionally agrees that, during the time this Agreement is in effect, at any annual or special meeting of the Company’s stockholders, however called, including any adjournment or postponement thereof, the Stockholder shall, in each case to the fullest extent that the Stockholder’s Subject Shares are entitled to vote thereon to vote (or cause to be voted) all of its Subject Shares, (A) adopt the Merger Agreement, and approve any actions related thereto as and when such Merger Agreement or such other actions are submitted for the consideration and vote of the Company’s stockholders, (B) against any Acquisition Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions contemplated by the Merger Agreement, and (C) against any other action, agreement or transaction involving the Company that is intended to, or that would be reasonably likely to prevent, impede, or, in any material respect, interfere with or delay the transactions contemplated by the Merger Agreement, including against any action, agreement or transaction that would reasonably be expected to result in (x) a breach of or failure to perform any representation, warranty, covenant or agreement of the Company under the Merger Agreement or (y) any of the conditions set forth in Article VIII of the Merger Agreement not being satisfied. The Stockholder shall retain at all times the right to vote the Stockholder’s Subject Shares in the Stockholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 1.1 that are at any time or from time to time presented for consideration to the Company’s stockholders generally. In addition, nothing in this Agreement shall limit the right of any Stockholder to vote any such Subject Shares in connection with the election of directors.
(b)    The Stockholder hereby revokes (and agrees to cause to be revoked and to promptly communicate in writing notice of such revocation to the relevant proxy holder) any proxies that the Stockholder has heretofore granted with respect to the Subject Shares. In furtherance of the agreements herein, the Stockholder hereby irrevocably grants to, and appoints, Parent and any person or persons designated in writing by Parent, and each of them individually, the Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote all its Subject Shares, or grant a consent or approval in respect of such Shares, or execute and deliver a proxy to vote such Shares, on the matters and in the manner specified in Section 1.1(a) (but not on any other matters).
(c)    The Stockholder hereby affirms that the irrevocable proxy set forth in Section 1.1(b) is given in connection with, and in consideration of, the execution of the Merger Agreement by Parent, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest sufficient in law to support an irrevocable power and may under no circumstances be revoked. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL until such time as this Agreement shall have been terminated in accordance with Section 5.1.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER
The Stockholder represents and warrants to Parent and Merger Sub, that:
Section 2.1.    Organization; Authorization; Binding Agreement. The Stockholder is duly organized and validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated. The Stockholder has the requisite legal capacity, right and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. The

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execution and delivery of this Agreement has been duly and validly executed and delivered by the Stockholder and, assuming due authorization, execution, and delivery hereof by each of Parent and Merger Sub, constitutes a legal, valid, and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar applicable laws affecting creditors’ rights generally and to general principles of equity.
Section 2.2.    Non-Contravention. Neither the execution and delivery of this Agreement by the Stockholder nor the consummation of the transactions contemplated hereby nor compliance by the Stockholder with any provisions herein will (a) if the Stockholder is an entity, violate, contravene, or conflict with or result in any breach of any provision of the Organizational Documents of the Stockholder, (b) require any Licenses of, action by, or filing with or notification to, any Governmental Entity on the part of the Stockholder, except for such Licenses, actions, filings or notifications reasonably required in compliance with applicable securities laws (including, without limitation, filings required under, and compliance with other applicable requirements of, the Exchange Act) (c) violate, conflict with, or result in a breach of any provisions of, or require any consent, waiver or approval or result in any breach or violation of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give rise to any right of termination, cancellation, amendment, or acceleration under any of the terms, conditions or provisions of, any Contract to which the Stockholder is a party or by which the Stockholder or any of its assets may be bound, (d) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any Encumbrance on the Subject Shares (other than one created by Parent or Merger Sub), or (e) violate any Law or order applicable to the Stockholder or by which any of its assets are bound, except as would not, in the case of each of clauses (c), (d), and (e), reasonably be expected to have, individually or in the aggregate, an adverse effect on the Stockholder’s ability to timely perform its obligations under this Agreement. No trust of which the Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.
Section 2.3.    Ownership of Subject Shares; Total Shares. As of the date hereof, the Stockholder is, and (except with respect to any Subject Shares Transferred in accordance with Section 4.1) at all times during the term of this Agreement will be, the Owner of all of the Subject Shares and has good and marketable title to all such Subject Shares free and clear of any Encumbrances, except for any such Encumbrances that may be imposed pursuant to (a) this Agreement, (b) any agreement entered into after the date of this Agreement by the Stockholder or any of its Affiliates for any loan, advance or extension of credit or the pledge, hypothecation or other granting of a security interest in the Subject Shares to one or more banks or financial institutions as collateral or security for any such loan, advance or extension of credit entered into in the ordinary course; provided, however, that prior to the Stockholder granting a bank or financial institution an Encumbrance in the Subject Shares for any loan, advance or extension of credit, in any such case, as a condition to the effectiveness of the granting of such Encumbrance, each Person to which any of such Encumbrance is granted over the Subject Shares has executed and delivered to the Parent a counterpart to this Agreement pursuant to which such Person is bound by all of the terms and provisions of Stockholder under this Agreement, (c) any applicable restrictions on transfer under the Securities Act or any state securities law and (d) any Encumbrances that may exist under that certain Cooperation Agreement, effective as of April 4, 2022, by and between the Stockholder and the Company (the “Cooperation Agreement”) (clauses (a) through (d) collectively, “Permitted Stockholder Encumbrances”). Except to the extent of any Subject Shares acquired after the date hereof (which shall become Subject Shares upon that acquisition), the Subject Shares (as set forth on Schedule A opposite such Stockholder’s name) are the only equity interests in the Company Owned by such Stockholder and its Affiliates as of the date hereof. As of the date hereof, other than the Subject Shares,

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neither the Stockholder nor any of its Affiliates Owns any Shares, Company Options, Company RSUs or any other interests in options to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has no interest in or voting rights with respect to any securities of the Company.
Section 2.4.    Voting Power. Subject to this Agreement and the Cooperation Agreement, the Stockholder has full voting power (or the power to effect the full voting power), full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Subject Shares. None of the Subject Shares are subject to any stockholders’ agreement, proxy, voting trust, or other agreement or arrangement with respect to the voting of such Subject Shares, except the proxy granted to Parent or its designee(s) under Section 1.1(b) and as otherwise set forth in the Cooperation Agreement.
Section 2.5.    Reliance and Merger Agreement. The Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery, and performance of this Agreement. The Stockholder has reviewed and understands the terms of this Agreement and the Merger Agreement, and has had the opportunity to consult with its counsel in connection with this Agreement.
Section 2.6.    Absence of Litigation. With respect to the Stockholder, as of the date hereof, there are no Proceedings pending against, or, to the knowledge of the Stockholder, threatened in writing against the Stockholder or any of the Stockholder’s properties or assets (including any Subject Shares) before or by any Governmental Entity that would reasonably be expected to have, individually or in the aggregate, an adverse effect on the Stockholder’s ability to timely perform its obligations under this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub represent and warrant to the Stockholder that:
Section 3.1.    Organization and Qualification. Each of Parent and Merger Sub is duly organized and validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated.
Section 3.2.    Authority for this Agreement. Each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by each of Parent and Merger Sub have been duly and validly authorized by all necessary corporate action of each of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming due authorization, execution, and delivery hereof by the Stockholder, constitutes a legal, valid, and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar applicable laws affecting creditors’ rights generally and to general principles of equity. The consummation of the Merger and the other transactions contemplated by the Merger Agreement are within the corporate power and authority of Parent and Merger Sub, and have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub.

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ARTICLE IV
ADDITIONAL COVENANTS OF THE STOCKHOLDER
The Stockholder hereby covenants and agrees that until the valid termination of this Agreement in accordance with Section 5.1:
Section 4.1.    No Transfer; No Inconsistent Arrangements. Except as provided hereunder, from and after the date hereof and until this Agreement is validly terminated in accordance with Section 5.1, the Stockholder shall not, directly or indirectly, other than for any Permitted Stockholder Encumbrances, (a) create or permit to exist any Encumbrances on any of the Subject Shares, (b) transfer, sell (including short sell), assign, gift, hedge, pledge, grant a participation interest in, hypothecate or otherwise dispose of, or enter into any derivative arrangement with respect to (collectively, “Transfer”), any of the Subject Shares, or any right or interest therein (or consent to any of the foregoing), (c) enter into any Contract, option or other arrangement or understanding with respect to any Transfer of the Subject Shares or any interest therein, (d) grant or permit the grant of any proxy, power-of-attorney, or other authorization or consent in or with respect to any of the Subject Shares, (e) deposit or permit the deposit of any of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of the Subject Shares or (f) take any other action that in any way would be reasonably expected to restrict, limit, impede, delay or interfere with the performance of such Stockholder’s obligations hereunder. The Company will not recognize, facilitate or give effect to any transfer in violation of this Section 4.1. The Stockholder hereby authorizes Parent to direct the Company to impose stop orders to prevent the Transfer of any Subject Shares on the books of the Company in violation of this Agreement. If any involuntary Transfer of any of the Subject Shares in the Company occurs (including, but not limited to, a sale by the Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, includes any and all transferees and subsequent transferees of the initial transferee) will take and hold such Subject Shares subject to all of the restrictions, liabilities, and rights under this Agreement, which will continue in full force and effect until valid termination of this Agreement in accordance with Section 5.1. The Stockholder agrees that it shall not, and shall cause each of its Affiliates not to, become a member of a Group for the purpose of taking any actions inconsistent with the transactions contemplated by this Agreement. Notwithstanding the foregoing, the Stockholder may make Transfers of its Subject Shares to (x) if the Stockholder is an entity, any controlled Affiliate, Subsidiary, partner, or member of the Stockholder or, if the Stockholder is a trust, the beneficiary or beneficiaries authorized or entitled to receive distributions from such trust, or (y) if the Stockholder is a natural person, solely for estate or tax planning purposes (A) a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild of the Stockholder, (B) any trust, the trustees of which include only the Persons named in clause (A) and the beneficiaries of which include only the Persons named in clause (A), (C) any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only the Persons named in clauses (A), (B) or (C); provided, however, that in any such case, as a condition to the effectiveness of such Transfer, (1) each Person to which any of such Shares are Transferred has executed and delivered to the Company, Parent and Merger Sub a counterpart to this Agreement pursuant to which such Person is bound by all of the terms and provisions of this Agreement, and (2) this Agreement becomes the legal, valid, and binding agreement of such Person, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar applicable laws affecting creditors’ rights generally and to general principles of equity.
Section 4.2.    No Exercise of Appraisal Rights. The Stockholder (a) knowingly, intentionally, voluntarily, unconditionally, and irrevocably forever waives and agrees not to

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exercise any appraisal rights or dissenters’ rights (“Appraisal Rights”) in respect of the Subject Shares that may arise in connection with the Merger; (b) knowingly, voluntarily, intentionally, unconditionally, and irrevocably forever waives the right to receive notice, in accordance with Section 262 of the DGCL, of any right to seek Appraisal Rights for the Subject Shares in connection with the Merger; and (c) covenants and agrees not to commence, prosecute, assign, transfer, or cause to be commenced any Proceeding to seek (or file any petition related to) any such Appraisal Rights in respect of the Subject Shares in connection with the Merger.
Section 4.3.    Documentation and Information. The Stockholder shall not make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of the Company and Parent (such consent not to be unreasonably withheld or delayed), except as may be required by applicable Law, including, without limitation, applicable filings with the SEC (provided, that the Stockholder shall provide reasonable prior written notice of any such disclosure to the Company and Parent and such notice shall include a copy of any such disclosure). The Stockholder consents to and hereby authorizes the Company, Parent and Merger Sub to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company, Parent or Merger Sub (as the case may be) reasonably determines to be necessary in connection with the Merger, and any transactions contemplated by the Merger Agreement, the Stockholder’s identity and ownership of the Subject Shares, the existence of this Agreement, and the nature of the Stockholder’s commitments and obligations under this Agreement and such other information pertaining to this Agreement or the Merger that the Company and Parent (as the case may be) reasonably determines is required to be disclosed by Law, and the Stockholder acknowledges that the Company, Parent and Merger Sub may, in their respective sole discretion, file this Agreement or a form hereof with the SEC or any other applicable Governmental Entity. The Stockholder agrees to promptly provide the Company and Parent with any information that either of the foregoing may reasonably require for the preparation of any such disclosure documents, and such Stockholder agrees to promptly notify the Company and Parent if it becomes aware of any required corrections with respect to any information regarding this Agreement supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.
Section 4.4.    Adjustments, etc.
(a)In the event of any stock split, reverse stock split, stock distribution or dividend (including any dividend or other distribution of securities convertible into Common Shares), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Subject Shares, the terms of this Agreement will be equitably adjusted, including to apply to any resulting securities.
(b)The Stockholder agrees, while this Agreement is in effect, to notify the Company and Parent promptly in writing of the number of any additional Common Shares or Preferred Shares, any additional options or rights to purchase Common Shares, Preferred Shares or other voting capital stock of the Company and any other securities convertible into or exercisable or exchangeable for Common Shares or other voting capital stock or securities of the Company acquired by the Stockholder or any of its Affiliates, if any, after the date hereof.
Section 4.5.    No Solicitation.
(a)The Stockholder, solely in its capacity as a stockholder of the Company, shall not, and shall instruct its Representatives not to, directly or indirectly: (a) solicit, initiate propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist,

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any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (b) furnish to any Person or Group (other than Parent, Merger Sub or any of their respective Representatives) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person or Group (other than Parent, Merger Sub or any of their respective Representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case in connection with any Acquisition Proposal or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, (c) participate or engage in discussions or negotiations with any third Person or Group with respect to an Acquisition Proposal or with respect to any inquiries from third Persons relating to the making of an Acquisition Proposal, (d) enter into any Contract or other agreement or understanding (written or oral, binding or non-binding, preliminary or definitive) relating to an Acquisition Proposal or (e) propose, authorize or commit to do any of the foregoing; provided, that the foregoing restrictions shall not prohibit the Stockholder from responding to an inquiry, proposal or offer solely to (x) notify the applicable Person or Group of the existence of the provisions of this Section 4.5 and (y) refer the applicable Person or Group to the Company with respect to such inquiry, proposal or offer. The Stockholder shall, and shall instruct its Representatives to, immediately cease any solicitation, discussions, or negotiations with any Person (other than Parent, Merger Sub, or any designees of Parent or Merger Sub) with respect to any inquiry, proposal or offer pending on the date hereof that constitutes, or is intended to lead to, an Acquisition Proposal.
(b)From and after the execution and delivery of this Agreement, the Stockholder shall promptly (and in any event within twenty-four (24) hours following the time of receipt) advise Parent in writing in the event that it or any of its Affiliates, any of its or its Affiliates’ officers, directors or employees or, to the Stockholder’s knowledge, any of its or its Affiliates’ Representatives receives any Acquisition Proposal, and in connection with such notice, provide to Parent the material terms and conditions (including the identity of the third Party making any such Acquisition Proposal, copies of any documentation, including copies of any related financing commitments and fee letters, and a written summary of any oral proposals) of any such Acquisition Proposal.
Section 4.6.    Waiver of Certain Actions. The Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Company, its Subsidiaries, Parent, Merger Sub or any of their respective successors, directors or officers relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger or the other transactions contemplated by the Merger Agreement, including any such claim (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) alleging a breach of any duty of the Company Board or the Company’s officers in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby, but excluding any such claim brought by a Stockholder pursuant to the terms hereof.
Section 4.7    Company Acknowledgement; Cooperation Agreement. The Company acknowledges and agrees that it has approved this Agreement and the Stockholder’s voting and other obligations to Parent and Merger Sub herein and hereby waives Stockholder’s obligations under the Cooperation Agreement, including without limitation under Section 4(a)(iv), solely to the extent necessary to permit Stockholder to enter into and comply with the terms of this Agreement.

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ARTICLE V
MISCELLANEOUS
Section 5.1.    Termination. This Agreement will terminate automatically, without any notice or other action by any Person, upon the first to occur of (a) the termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) the termination of this Agreement by written notice from Parent to the Stockholder, (d) the date of any Prohibited Amendment, or (e) a Change of Recommendation. Upon the valid termination of this Agreement in accordance with this Section 5.1, no Party will have any further obligations or liabilities under this Agreement; provided, however, that (x) nothing set forth in this Section 5.1 shall relieve any Party of any liability or damages to any other Party resulting from any actual fraud or knowing and intentional breach of this Agreement prior to termination hereof and (y) the provisions of this ARTICLE V will survive any termination of this Agreement. A “Prohibited Amendment” means any one or more amendments, modifications or waivers of any provision of the Merger Agreement that (i) reduces the amount of the Per Share Merger Consideration (including any change to the formula with respect thereto) or changes the form of the merger consideration payable or (ii) modifies Section 7.2 of the Merger Agreement in a manner that adversely affects the Stockholder in any material respect.
Section 5.2.    Notices. All notices and other communications given or made hereunder by one or more Parties to one or more of the other Parties shall, unless otherwise specified herein, be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. (New York time) if (a) served by personal delivery or by a nationally recognized overnight courier service upon the Party or Parties for whom it is intended, (b) delivered by registered or certified mail, return receipt requested or (c) sent by email; provided that any email transmission is promptly confirmed by a responsive electronic communication by the recipient thereof or receipt is otherwise clearly evidenced (excluding out-of-office replies or other automatically generated responses) or is followed up within one Business Day after such email by dispatch pursuant to one of the methods described in the foregoing clauses (a) and (b) of this Section 5.2). Such communications must be sent to the respective Parties at the following street addresses or email addresses (or at such street address or email address previously made available or at such other street address or email address for a Party as shall be specified for such purpose in a notice given in accordance with this Section 5.2) (it being understood that rejection or other refusal to accept or the inability to deliver because of changed street address or email address of which no notice was given in accordance with this Section 5.2 shall be deemed to be receipt of such communication as of the date of such rejection, refusal or inability to deliver):
if to the Company:

Benefitfocus, Inc.
100 Benefitfocus Way Charleston, South Carolina 29492 Attention: Joel Collins, General Counsel & Chief Legal Officer Telphone: [***]
Email:	[***]

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with a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP
125 Broad Street New York, New York 10004
Attention:	Melissa Sawyer Scott B. Crofton
Telephone:	(212) 558-4000
Email:	sawyerm@sullcrom.com croftons@sullcrom.com
if to Parent or Merger Sub:

Voya Financial, Inc.
230 Park Avenue New York, NY 10169
Attention:	My Chi To – Chief Legal Officer Trevor Ogle – Chief Strategy, M&A and Corporate Transactions Officer
Telephone:	[***]
Email:	[***]
with a copy to (which shall not constitute notice):

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza New York, New York 10006
Attention:	Glenn P. McGrory Charles W. Allen
Telephone:	(212) 225-2000
Email:	gmcgrory@cgsh.com callen@cgsh.com
    if to Stockholder:

Indaba Capital Management, L.P. c/o Indaba Capital Management L.P.
One Letterman Drive Building D, Suite DM700 San Francisco, CA 94129
Attention:	Derek C. Schrier
Email:	[***]

    with a copy to (which shall not constitute notice):

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Olshan Frome Wolosky LLP 1325 Avenue of the Americas New York, NY 10019
Attention:	Steve Wolosky Elizabeth Gonzalez-Sussman
Email:	swolosky@olshanlaw.com egonzalez@olshanlaw.com

Section 5.3.    Expenses. Whether or not the transactions contemplated by this Agreement and the Merger Agreement are consummated, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement including all costs, fees and expenses of its Representatives, shall be paid by the Party incurring such cost, fee or expense, except as otherwise provided herein and therein; provided, that the Company agrees to reimburse the Stockholder for its reasonable and documented out-of-pocket legal expenses incurred in connection with the preparation and negotiation of this Agreement in an amount not to exceed $75,000 in the aggregate, such reimbursement to be conditioned upon and payable immediately following the consummation of the Merger.
Section 5.4.    Amendment or Other Modification. Waiver.
(a)Subject to the provisions of applicable Law, this Agreement may be amended or otherwise modified only by a written instrument duly executed and delivered by the Parties.
(a)The conditions to each of the respective Parties’ obligations to consummate the transactions contemplated by this Agreement are for the sole benefit of such Party and may be waived by such Party. Any Party may, to the extent permitted by applicable Law, waive any provision of this Agreement in whole or in part (including by extending the time for the performance of any of the obligations or other acts of the other Parties); provided, however, that any such waiver shall only be effective if made in a written instrument duly executed and delivered by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder or under applicable Law shall operate as a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.
Section 5.5     Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.
(b)This Agreement and all Proceedings against any other Party in connection with, arising out of or otherwise relating to this Agreement, shall be interpreted, construed, governed by, and enforced in accordance with, the Laws of the state of Delaware, including, subject to Section 5.1, its statutes of limitations, without regard to the conflicts of laws provisions, rules or principles thereof (or any other jurisdiction) to the extent that such provisions, rules or principles would direct a matter to another jurisdiction.
(b)Each of the Parties agrees that: (i) it shall bring any Proceeding against any other Party in connection with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement exclusively in the Chosen Courts; and (ii) solely in connection with such Proceedings, (A) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) irrevocably waives any objection to the laying of venue in any such

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Proceeding in the Chosen Courts, (C) irrevocably waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party, (D) agrees that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 5.2 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (E) it shall not assert as a defense any matter or claim waived by the foregoing clauses (A) through (D) of this Section 5.5(b) or that any Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.
(c)Each Party acknowledges and agrees that any Proceeding against any other Party which may be connected with, arise out of or otherwise relate to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement is expected to involve complicated and difficult issues, and therefore each Party irrevocably and unconditionally waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any such Proceeding. Each Party hereby acknowledges and certifies that (i) no Representative of the other Parties has represented, expressly or otherwise, that such other Parties would not, in the event of any Proceeding, seek to enforce the foregoing waiver, (ii) it understands and has considered the implications of this waiver, (iii) it makes this waiver voluntarily and (iv) it has been induced to enter into this Agreement, the instruments or other documents delivered pursuant to this Agreement and the transactions contemplated by this Agreement by, among other things, the mutual waivers, acknowledgments and certifications set forth in this Section 5.5(c).
Section 5.6    Specific Performance.
(a)Each of the Parties acknowledges and agrees that the rights of each Party to consummate the transactions contemplated by this Agreement are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, except to the extent provided otherwise in Section 5.1, in addition to any other available remedies a Party may have in equity or at law, each Party shall be entitled to enforce specifically the terms and provisions of this Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement, consistent with the provisions of Section 5.5(b), without necessity of posting a bond or other form of security. In the event that any Proceeding should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law.
Section 5.7.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. No Party may assign this Agreement, any right to damages for breach of this Agreement or any of its rights or interests or delegate any of its obligations under this Agreement, in whole or in part, by operation of Law, by transfer or otherwise, without the prior written consent of the other Parties not seeking to assign this Agreement, any right to damages for breach of this Agreement or any of its rights or interests or delegate any of its obligations and any attempted or purported assignment or delegation in violation of this Section 5.7 shall be null and void.
Section 5.8    Entire Agreement.
(d)This Agreement (together with Schedule A and the other documents, certificates, and instruments referred to herein) constitutes the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersedes all other prior and

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contemporaneous agreements, negotiations, understandings, representations and warranties, whether oral or written, with respect to such matters.
(c)In the event of any inconsistency between the statements in the body of this Agreement, on the one hand, and any other documents, certificates, and instruments referred to herein, on the other hand, the statements in the body of this Agreement shall control.
(d)Each Party acknowledges and agrees that, except for the express representations and warranties set forth in this Agreement (i) no Party has made or is making any other representations, warranties, statements, information or inducements, (ii) no Party has relied on or is relying on any other representations, warranties, statements, information or inducements and (iii) each Party hereby disclaims reliance on any other representations, warranties, statements, information or inducements, oral or written, express or implied, or as to the accuracy or completeness of any statements or other information, made by, or made available by, itself or any of its Representatives, in each case with respect to, or in connection with, the negotiation, execution or delivery of this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement and notwithstanding the distribution, disclosure or other delivery to the other or the other’s Representatives of any documentation or other information with respect to any one or more of the foregoing, and waives any claims or causes of action relating thereto.
Section 5.9.    Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision to be negotiated by the Parties, each acting reasonably and in good faith shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.
Section 5.10.    Counterparts; Effectiveness. This Agreement (a) may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement and (b) shall become effective when each Party shall have received one or more counterparts hereof signed by each of the other Parties. An executed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement.
Section 5.11     Third-Party Beneficiaries. The Parties hereby agree that their respective representations, warranties, covenants and agreements set forth in this Agreement are solely for the benefit of the other, subject to the terms and conditions of this Agreement, and this Agreement is not intended to, and does not, confer upon any other Person any rights or remedies, express or implied, hereunder.
Section 5.12.    Construction.
(e)The headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

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(b)Unless otherwise specified in this Agreement or the context otherwise requires:
(i)when a reference is made in this Agreement to a Section or Schedule, that reference is to a Section or Schedule to this Agreement, as applicable;
(ii)if a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb);
(iii)the terms defined in the singular shall have a comparable meaning when used in the plural and vice versa;
(iv)words importing the masculine gender shall include the feminine and neutral genders and vice versa;
(v)whenever the words “includes” or “including” are used, they shall be deemed to be followed by the words “without limitation”;
(vi)the words “hereto,” “hereof,” “hereby,” “herein,” “hereunder” and similar terms shall refer to this Agreement as a whole and not any particular provision of this Agreement;
(vii)the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”;
(viii)all accounting terms not expressly defined in this Agreement shall have the meanings given to them under GAAP;
(ix)whenever the word “transfer” is used, it shall be deemed to be followed by the words “including, if applicable, pursuant to the division of a limited liability company, limited partnership or other entity”;
(x)references to the “United States” or abbreviations thereof mean the United States of America and its states, territories and possessions;
(xi)the rule known as the ejusdem generis rule shall not apply, and accordingly, general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;
(xii)the term “dollars” and the symbol “$” mean U.S. Dollars and all amounts in this Agreement shall be paid in U.S. Dollars, and if any amounts, costs, fees or expenses incurred by any Party pursuant to this Agreement are denominated in a currency other than U.S. Dollars, to the extent applicable, the U.S. Dollar equivalent for such costs, fees and expenses shall be determined by converting such other currency to U.S. Dollars at the foreign exchange rates published in the Wall Street Journal or, if not reported thereby, another authoritative source reasonably determined by the Company, in effect at the time such amount, cost, fee or expense is incurred, and if the resulting conversion yields a number that extends beyond two decimal points, rounded to the nearest penny;
(xiii)references to information or documents having been “made available” (or words of similar import) by or on behalf of one or more Parties to another Party or Parties such obligation shall be deemed satisfied if (A) such one or more Parties or Representatives thereof made such information or document available in any virtual data

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rooms established by or on behalf of the Company or otherwise to such other Party or Parties or its or their Representatives, in each case in connection with the transactions contemplated by this Agreement prior to the execution and delivery of this Agreement, or (B) such information or document is publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC prior to the date of this Agreement;
(xiv)when calculating the period of time within which, or following which, any action is to be taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day and references to a number of days shall refer to calendar days unless Business Days are specified;
(xv)all references to any (A) statute include the rules and regulations promulgated thereunder and all applicable, guidance, guidelines, bulletins or policies issued or made in connection therewith by a Governmental Entity and (B) Law shall be a reference to such Law as amended, re-enacted, consolidated or replaced as of the date of this Agreement; and
(xvi)all references to (A) any Contract, other agreement, document or instrument (excluding this Agreement) mean such Contract, other agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof and, unless otherwise specified therein, include all schedules, annexes, addendums, exhibits and any other documents attached thereto or incorporated therein by reference and (B) this Agreement mean this Agreement (taking into account the provisions of Section 5.8(a)) as amended or otherwise modified from time to time in accordance with Section 5.4.
Section 5.13.    Further Assurances. The Stockholder shall execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws, to perform its obligations under this Agreement.
Section 5.14.    Capacity as Stockholder. The Stockholder signs this Agreement solely in the Stockholder’s capacity as an Owner of Subject Shares, and not, if applicable, in the Stockholder’s capacity as director, officer, or employee of the Company, as applicable. Notwithstanding anything to the contrary in this Agreement, nothing herein will in any way prevent, limit or otherwise restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer, and no action taken in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement.
Section 5.15.    No Agreement Until Executed. This Agreement will not be effective unless and until (a) the Merger Agreement is executed by all parties thereto, and (b) this Agreement is executed and delivered by all Parties.
[Signature Pages Follow]

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IN WITNESS WHEREOF, each of Parent, Merger Sub, Company and the Stockholder has caused this Agreement to be executed as of the date first written above.
VOYA FINANCIAL, INC.
By:    /s/ Trevor Ogle
    Name:    Trevor Ogle
    Title:    Executive Vice President,
        Chief Strategy, M&A, and
        Corporate Transactions Officer
ORIGAMI SQUIRREL ACQUISITION CORP
By:    /s/ Trevor Ogle
    Name:    Trevor Ogle
    Title:    Executive Vice President

Signature Page to Support Agreement

IN WITNESS WHEREOF, each of Parent, Merger Sub, Company and the Stockholder has caused this Agreement to be executed as of the date first written above.
BENEFITFOCUS, INC.
By:    /s/ Matthew Levin
    Name:    Matthew Levin
    Title:    President and Chief Executive Officer

Signature Page to Support Agreement

IN WITNESS WHEREOF, each of Parent, Merger Sub, Company and the Stockholder has caused this Agreement to be executed as of the date first written above.

Indaba Capital Management, L.P.
By:    /s/ Alex Lerner
    Name:    Alex Lerner
    Title:    Partner
Signature Page to Support Agreement

SCHEDULE A

Common Shares:	3,963,694
Company RSUs:	38,616

Schedule A